Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Edward P. Lazarus and Steven Berns, jointly and severally, as his or her true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed on Form S-8 of Tribune Media Company, and any or all amendments (including post-effective amendments) thereto and any new registration statement with respect to the offering contemplated thereby filed pursuant to Rule 462(b) of the Securities Act of 1933 (the “Act”), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”) pursuant to the Act, and any and all other instruments which said attorney-in-fact and agent deem necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or governmental subdivision, giving and granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he might or could do it personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that said attorney-in-fact and agent, or substitute or substitutes, may or shall lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Peter Liguori Peter Liguori	Director, President and Chief Executive Officer (Principal Executive Officer)	November 30, 2014

/s/ Steven Berns Steven Berns	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 1, 2014

/s/ Brian F. Litman Brian F. Litman	Vice President and Controller	December 1, 2014

/s/ Craig A. Jacobson Craig A. Jacobson	Director	November 28, 2014

/s/ Bruce A. Karsh Bruce A. Karsh	Director and Chairman	November 30, 2014

/s/ Ross Levinsohn Ross Levinsohn	Director	November 28, 2014

/s/ Kenneth Liang Kenneth Liang	Director	November 30, 2014

/s/ Peter E. Murphy Peter E. Murphy	Director	November 28, 2014

/s/ Laura R. Walker Laura R. Walker	Director	November 30, 2014